Exhibit 10.1

FIXED-TERM BUILDING LEASE AGREEMENT

This Fixed-Term Building Lease Agreement (hereinafter referred to as the “Agreement”) is made and entered into this 25th day of July 2025, by and between the following parties:

Lessor (“Party A”): Taikoh Co., Ltd.

2202-21,Shodacho, Tsu-shi, Mie,514-1255,JAPAN

Lessee (“Party B”): SUPERX INDUSTRIES PTE.LTD.

30 Pasir Panjang Road, #06-31 Mapletree Business City, Singapore 117440

WHEREAS, Party A agrees to lease and Party B agrees to rent the premises under the terms and conditions set forth below:

Article 1 (Lease Subject and Agreement Type)

Party A hereby leases to Party B a portion of the building located at 2202-21 Shoda-cho, Tsu City, Mie Prefecture, namely one or more floors of Taikoh Co., Ltd. Headquarters Factory Building B (hereinafter referred to as the “Premises”), under a fixed-term building lease agreement as prescribed in Article 38 of the Act on Land and Building Leases of Japan. The leased area consists of 2,408 square meters.

Article 2 (Purpose of Use)

The Premises shall be used exclusively for the purpose as agreed upon by the parties.

Article 3 (Lease Term)

1.	The lease term shall be from August 1, 2025 to July 31, 2026.

2.	This Agreement shall terminate upon expiration of the term without renewal, unless neither Party A nor Party B expresses the intent to terminate, in which case the lease will be automatically renewed for a further period of one (1) year.

3.	Either party may terminate this Agreement by providing written notice at least three (3) months prior to the intended termination date.

Article 4 (Rent)

1.	The monthly rent for the leased area of 2,408 square meters, located on one or more floors of Taikoh Co., Ltd. Headquarters Factory Building B, shall be JPY 5,056,800 (inclusive of tax JPY 5,562,480).

2.	In addition, the monthly a common area charge of JPY 505,680 (inclusive of tax JPY 556,248) shall apply.

3.	Rent shall be payable in advance in two semi-annual installments during the lease term. Each installment shall be paid on July 31 and January 31 of each year, covering the respective six-month period. In the event that such date falls on a holiday, payment shall be made on the preceding business day. All payments shall be made in Japanese yen to the bank account designated by Party A.

4.	Notwithstanding the foregoing, for the initial lease term, Party A shall grant a rent exemption for the first two months, and therefore the initial payment shall cover four months of rent.

-BANK INFORMATION-

5.	Consumption tax and local consumption tax imposed on rent shall be borne by Party B. Any changes in tax rates shall be reflected accordingly.

6.	Notwithstanding the foregoing, Party B shall be exempt from paying rent and common area charges for the months of August and September 2025. The obligation to pay rent and common area charges shall commence from October 1, 2025. This exemption applies only to the initial lease term and shall not be applicable to any renewal period.

Article 5 (Common Area Charges)

1.	Common area charges and payment methods shall be as stipulated by Party A.

2.	These charges cover maintenance of shared areas and air-conditioning provided by Party A.

3.	Taxes on these charges shall be borne by Party B.

Article 6 (Revision of Common Area Charges)

Party A may revise the common area charges upon consultation with Party B in case of economic fluctuations.

Article 7 (Security Deposit)

1.	The security deposit shall be an amount equivalent to three (3) months’ rent and shall be paid by Party B to Party A upon the execution of this Agreement.

2.	No interest shall accrue on the security deposit.

3.	Party B shall not use the security deposit to offset rent or other obligations.

4.	If Party B fails to perform any obligations under this Agreement or causes any damage to the Premises or the building, Party A may apply the security deposit to cover such obligations or repair costs.

5.	Party B shall promptly replenish any shortfall in the security deposit if used pursuant to the preceding paragraph.

6.	Upon termination of this Agreement, if no damages or outstanding obligations are found, Party A shall return the remaining balance of the security deposit to Party B within one (1) month from the date of termination and vacation of the Premises.

7.	Party B may not assign rights to the security deposit or use it as collateral.

Article 8 (Other Expenses)

Party B shall bear the costs of:

1.	Electricity and maintenance of fixtures within the Premises;

2.	Utilities for installations by Party B with Party A’s consent;

3.	After-hours air-conditioning costs;

4.	Cleaning and maintenance of the Premises;

5.	Pest control.

Article 9 (Late Payment Penalty)

In case of delayed payment, Party A may charge a penalty at a rate of 14.6% per annum.

Article 10 (Exclusion of Anti-Social Forces)

Party B represents and warrants that neither it nor its officers are members of anti-social forces.

Article 11 (Change of Registration and Organization)

Party B must notify Party A of any significant changes in registration or corporate structure and must not engage with anti-social forces.

Article 27 (Principle of Good Faith)

The parties shall act in good faith and resolve ambiguities through mutual consultation in accordance with civil law and customs.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Party A

Taikoh Co., Ltd.

Representative Director

Kouichi Ohta	signature

Party B

SUPERX INDUSTRIES PTE.LTD.

Director

Perry Qiu	signature

2025-07-25

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